GENERAL COMMUNICATION, INC.
2550 DENALI STREET
SUITE 1000
ANCHORAGE, AK 99503

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day prior to the Special Meeting. Have your Proxy Card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To reduce the costs incurred by the company in mailing proxy materials, you can consent to receiving all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the Special Meeting. Have your Proxy Card available when you call, and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Proxy Card, and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33708-S63137

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL COMMUNICATION, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
(1)	**Reorganization Agreement Proposal** – To approve the adoption of the Agreement and Plan of Reorganization, dated as of April 4, 2017 (as may be amended from time to time, the **reorganization agreement**) among General Communication, Inc. (**GCI**), Liberty Interactive Corporation (**Liberty Interactive**) and Liberty Interactive LLC, a direct wholly-owned subsidiary of Liberty Interactive (**Liberty LLC**) and the transactions contemplated thereby.	☐	☐	☐
(2)	**Restated GCI Liberty Articles Proposal** – To approve the adoption of the restated articles of incorporation of GCI to, among other things, change the name of GCI to "GCI Liberty, Inc." (**GCI Liberty**), effect the reclassification of GCI's capital stock and provide for the terms of the auto conversion (as such terms are defined in the accompanying joint proxy statement/prospectus).	☐	☐	☐
(3)	**Share Issuance Proposal** – To approve the issuance of shares of GCI Liberty Class A common stock, no par value, and shares of GCI Liberty Class B common stock, no par value, to Liberty LLC in connection with the contribution (as such term is defined in the accompanying joint proxy statement/prospectus), which will be equal to the number of shares of Series A Liberty Ventures common stock and Series B Liberty Ventures common stock, respectively, outstanding on the date of the contribution.	☐	☐	☐
(4)	**GCI Compensation Proposal** – To approve, by advisory (nonbinding) vote, the compensation that may be paid or become payable to the named executive officers of GCI in connection with the transactions contemplated by the reorganization agreement.	☐	☐	☐
(5)	**GCI Adjournment Proposal** – To authorize the adjournment of the special meeting by GCI to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the GCI special meeting to approve the other proposals to be presented at the special meeting.	☐	☐	☐

In the event the undersigned shall choose to mark this Proxy Card as abstaining from a vote on a proposal set forth above, this Proxy Card will, nevertheless, be used for purposes of establishing a quorum at the Special Meeting.

In the event the Proxy Card shall have conflicting indications of more than one selection on a vote on a nominee or otherwise on a proposal to be addressed at the Special Meeting, the Proxy Card will not be voted on that matter but will be used for purposes of establishing a quorum at the meeting. Voting by proxy is subject to other conditions as set forth in the joint proxy statement/prospectus, as described in "The GCI Special Meeting."

The undersigned hereby ratifies and confirms all that the proxy holder or the holder's substitute lawfully does or causes to be done by virtue of this proxy and hereby revokes any and all proxies given prior to this proxy by the undersigned to vote at the Special Meeting or any adjournments of the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus accompanying that notice. If transmitting voting instructions electronically, the undersigned acknowledges and hereby declares that the undersigned has authorized that transmission as reflected through the undersigned's following the instructions above stated to cause those instructions to be submitted to the proxy holder through the undersigned's agent, the Company's transfer agent or other authorized person.

If voting this proxy in paper format, please date this Proxy Card, sign it below as your name appears printed elsewhere on this Proxy Card, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title. If transmitting voting instructions electronically, please follow instructions as set forth above.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Shareholders are urged to date, mark, sign and return this Proxy Card in the envelope provided, which requires no postage if mailed within the United States. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. E33709-S63137 PROXY CARD PROXY CARD GENERAL COMMUNICATION, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 2, 2018 The undersigned, having received the Notice of Special Meeting and Joint Proxy Statement/Prospectus dated December 26, 2017 and holding Class A common stock or Class B common stock of General Communication, Inc. ("Company") of record determined as of December 4, 2017 ("Record Date"), hereby appoints Ronald A. Duncan and Peter J. Pounds (each with the power to act alone and with the power of substitution and revocation), on behalf of the board of directors of the Company, the proxy of the undersigned, with full power of substitution, to attend that meeting, to be held at the Company's Corporate Offices at 2550 Denali St., Suite 1600 in Anchorage, Alaska 99503, at 8:00 a.m., local time on February 2, 2018 and any adjournment or adjournments of that meeting ("Special Meeting"). The undersigned further directs those holders of this proxy to vote at that Special Meeting, as specified in this Proxy Card, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present on the items listed on the reverse side (each item is described in the joint proxy statement/prospectus through which the board solicits the undersigned's proxy) as indicated on the reverse side. The board recommends a vote FOR proposals (1)-(5). This Proxy Card, when properly executed, will be voted as directed. In the event no clear direction shall be made, the proxy will be voted FOR proposals (1)-(5). If any other business shall be properly presented at the Special Meeting, this Proxy Card will be voted in accordance with the best judgment and discretion of the proxy holder.